Exhibit 5.1

March 7, 2006

TECO Energy, Inc.

Tampa Electric Company

702 North Franklin Street

Tampa, Florida 33602

Re:	TECO Energy, Inc.
Tampa Electric Company
Registration Statement on Form S-3 filed on March 7, 2006

Ladies and Gentlemen:

We are rendering this opinion in connection with the registration statement on Form S-3 (the “Registration Statement”) filed by TECO Energy, Inc. (“TECO Energy”), a Florida corporation, and Tampa Electric Company (“Tampa Electric”), a Florida corporation and wholly owned subsidiary of TECO Energy, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof.

We have reviewed the Registration Statement, including the prospectus which is a part of the Registration Statement (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by TECO Energy of (i) unsecured debt securities of TECO Energy (“TECO Debt Securities”), (ii) common stock, $1.00 par value per share, of TECO Energy (the “Common Stock”), (iii) preferred stock, $1.00 par value per share, of TECO Energy (the “Preferred Stock”), (iv) warrants and/or other rights to purchase TECO Debt Securities, Preferred Stock and/or Common Stock of TECO Energy (the “Warrants”), (v) stock purchase contracts to purchase from TECO Energy a specified number of shares of Common Stock or Preferred Stock at a future date or dates (the “Stock Purchase Contracts”), (vi) units consisting of a Stock Purchase Contract and TECO Debt Securities, Preferred Stock, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the Common Stock or Preferred Stock under the Stock Purchase Contracts (the “Units”), and (vii) unsecured debt securities of Tampa Electric (“Tampa Debt Securities”). The TECO Debt Securities, the Common Stock, the Preferred Stock, the Warrants, the Stock Purchase Contracts and the Units are collectively referred to herein as the “Registered TECO

TECO Energy, Inc.

Tampa Electric Company

March 7, 2006

Securities.” The Registration Statement provides that TECO Debt Securities may be convertible into or exercisable or exchangeable for shares of TECO Energy’s Common Stock, Preferred Stock or other securities issued by TECO Energy or debt or equity securities of one or more other entities.

The Registered TECO Securities and the Tampa Debt Securities are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The TECO Debt Securities are to be issued pursuant to an Indenture dated as of August 17, 1998 (the “TECO Indenture”) between TECO Energy and The Bank of New York, as Trustee, which is filed as Exhibit 4 to Amendment No. 1 to TECO Energy’s registration statement on Form S-3 (File No. 333-60819) filed on August 24, 1998 and incorporated by reference into the Registration Statement. The Tampa Debt Securities are to be issued pursuant to an Indenture dated as of July 1, 1998 (the “Tampa Indenture” and together with the TECO Indenture, the “Indentures”) between Tampa Electric and The Bank of New York, as Trustee, which is filed as Exhibit 4.1 to Amendment No. 1 to Tampa Electric’s registration statement on Form S-3 (File No. 333-55873) filed on July 13, 1998 and incorporated by reference into the Registration Statement.

We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the steps taken by TECO Energy and proposed to be taken by TECO Energy in connection with the authorization, issuance and sale of the Registered TECO Securities, and the steps taken by Tampa Electric and proposed to be taken by Tampa Electric in connection with the authorization, issuance and sale of the Tampa Debt Securities. We have made such examination as we consider necessary to render this opinion.

The opinions rendered herein are limited to the Florida Business Corporation Act (including the reported judicial decisions interpreting that Act), the law of the State of New York and the federal laws of the United States.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1. When (i) the Board of Directors of TECO Energy adopts a resolution authorizing the issuance of particular TECO Debt Securities and (ii) TECO Energy and the Trustee duly execute and deliver a Supplemental Indenture which establishes the specific terms of such TECO Debt Securities, and such TECO Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of TECO Energy against payment therefor in accordance with the terms and provisions of the TECO Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and assuming that (a) the terms of the TECO Debt Securities as executed and delivered are as described in the Registration

TECO Energy, Inc.

Tampa Electric Company

March 7, 2006

Statement, the Prospectus and the related Prospectus Supplement(s), (b) the TECO Debt Securities as executed and delivered do not violate any law applicable to TECO Energy or result in a default under or breach of any agreement or instrument binding upon TECO Energy, (c) the TECO Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to TECO Energy, whether imposed by any court or governmental or regulatory body having jurisdiction over TECO Energy and (d) the TECO Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the TECO Debt Securities will constitute valid and binding obligations of TECO Energy.

2. TECO Energy has the authority pursuant to its Articles of Incorporation (as amended, the “Articles”) to issue up to 10,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Articles and applicable law, including the filing of a charter amendment establishing the terms of the Preferred Stock, and upon adoption by the Board of Directors of TECO Energy of a resolution as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. TECO Energy has the authority pursuant to the Articles to issue up to 400,000,000 shares of Common Stock. Upon adoption by the Board of Directors of TECO Energy of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

4. When (i) the Board of Directors of TECO Energy adopts a resolution authorizing the issuance of particular Warrants and the securities underlying such Warrants, (ii) to the extent necessary, the securities underlying such Warrants have been duly established in accordance with the terms of the Articles and applicable law, and (iii) TECO Energy and the warrant agent duly execute and deliver a Warrant Agreement which establishes the specific terms of such Warrants, and such Warrants have been duly authenticated by the warrant agent and duly executed and delivered on behalf of TECO Energy against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Warrants as executed and delivered do not violate any law applicable to TECO Energy or result in a default under or

TECO Energy, Inc.

Tampa Electric Company

March 7, 2006

breach of any agreement or instrument binding upon TECO Energy, (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to TECO Energy, whether imposed by any court or governmental or regulatory body having jurisdiction over TECO Energy and (d) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and binding obligations of TECO Energy.

5. When (i) the Board of Directors of Tampa Electric adopts a resolution authorizing the issuance of particular Tampa Debt Securities and (ii) Tampa Electric and the Trustee duly execute and deliver a Supplemental Indenture which establishes the specific terms of such Tampa Debt Securities, and such Tampa Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of Tampa Electric against payment therefor in accordance with the terms and provisions of the Tampa Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and assuming that (a) the terms of the Tampa Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Tampa Debt Securities as executed and delivered do not violate any law applicable to Tampa Electric or result in a default under or breach of any agreement or instrument binding upon Tampa Electric, (c) the Tampa Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to Tampa Electric, whether imposed by any court or governmental or regulatory body having jurisdiction over Tampa Electric and (d) the Tampa Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Tampa Debt Securities will constitute valid and binding obligations of Tampa Electric.

The opinions set forth in paragraphs 1, 4 and 5 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the unenforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) the effect of acceleration of TECO Debt Securities or Tampa Debt Securities on the collectibility of any

TECO Energy, Inc.

Tampa Electric Company

March 7, 2006

portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We assume for purposes of this opinion that (i) TECO Energy and Tampa Electric are and will remain duly organized, validly existing and in good standing under applicable state law, (ii) that the consideration per share of Common Stock or Preferred Stock will not be less than $1.00 and (iii) the number of shares of Preferred Stock and Common Stock issued or issuable on exercise of the Registered TECO Securities issued pursuant to the Registration Statement, together with the number of shares of such class and series outstanding or reserved at the time of issuance, will not exceed the respective number of shares of Preferred Stock or Common Stock authorized by the Articles on the date hereof and by any amendment to the Articles hereafter filed by TECO Energy with respect to Preferred Stock or Common Stock prior to the issuance of such shares.

To the extent that the obligations of TECO Energy or Tampa Electric under an Indenture may be dependent thereon, we assume for purposes of this opinion that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

To the extent that the obligations of TECO Energy under each Warrant Agreement may be dependent thereon, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid, binding and enforceable obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

TECO Energy, Inc.

Tampa Electric Company

March 7, 2006

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus constituting a part thereof.

Very truly yours,

/s/ EDWARDS ANGELL PALMER & DODGE LLP

EDWARDS ANGELL PALMER & DODGE LLP